Exhibit 10.2
$320,000,000
IdleAire Technologies Corporation
320,000 Units
Consisting of 13% Senior Secured Notes due 2012
and 320,000 Warrants to Purchase Common Stock
PURCHASE AGREEMENT
December 28, 2005
JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025
Ladies and Gentlemen:
     IdleAire Technologies Corporation, a Delaware corporation (the “Company”) hereby agrees with you (this “Agreement”) as follows:
          1. ISSUANCE OF THE UNITS.
          (a) Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. (the “Initial Purchaser”) 320,000 units (the “Units”), consisting of $320,000,000 aggregate principal amount of 13% Senior Secured Discount Notes due 2012 (the “Discount Notes”) and the issuance of 320,000 warrants (the “Initial Warrants”) to initially purchase 126.1903 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to adjustment. Pursuant to Section 4.18 of the Indenture (as defined below), the Company may be required to issue additional warrants (together with the warrants to be issued by the Company under Section 3(b) hereof, the “Additional Warrants”) having identical terms to the Initial Warrants (collectively with the Initial Warrants, the “Warrants”).
          (b) The Discount Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), by and among the Company, the Guarantors (as defined therein), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”). The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”), to be dated as of the Closing Date, by and between the Company and Wells Fargo Bank, National Association, as warrant agent (in such capacity, the “Warrant Agent”). “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants. “Securities” shall mean, collectively, the Units, the Discount Notes, the Warrants and the Warrant Shares. Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Discount Notes” section of the Final Confidential Information Memorandum (as defined below).
          (c) The Units will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and until such time as the same are no longer required under the applicable requirements of the Act, the Securities shall bear the legends set forth under the “Notice to Investors” section of the Final Confidential Information Memorandum. In connection with the sale of the Units, the Company has prepared a Confidential Information Memorandum, dated November 28, 2005 (the “Confidential Information Memorandum”), as supplemented by the Confidential Information Memorandum Supplement, dated the date hereof (the “Confidential Information Memorandum Supplement,” and as so supplemented, the “Final Confidential Information Memorandum”), setting forth a description of the terms of the Units, the terms of the offering of the Units, and a description of the business of the Company. Any references herein to the Final Confidential Information Memorandum shall be deemed to include all amendments, supplements, exhibits and schedules thereto, relating to the offer and sale of the Units (the “Offering”).
          2. TERMS OF OFFERING.
          (a) The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the “Exempt Resales”) some or all of the Units purchased by the Initial Purchaser hereunder on the terms set forth in the Final Confidential Information Memorandum, as amended or supplemented, solely to Persons (the “Subsequent Purchasers”) whom the Initial Purchaser (i) reasonably believes to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Act, as such may be amended from time to time, (ii) reasonably believes (based upon written representations made by such Persons to the Initial Purchaser) to be institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act (“Institutional Accredited Investors”), or (iii) reasonably believes to be non-U.S. persons in reliance upon Regulation S under the Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.
          (b) Pursuant to the Indenture, all future Restricted Subsidiaries of the Company shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Discount Notes and the Trustee, the full performance of the Company’s obligations under the Indenture and the Discount Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).
          (c) The Discount Notes will be secured by a lien on and security interest in certain of the Company’s assets, as evidenced by a security agreement (the “Security Agreement”), to be dated as of the Closing Date, between the Company and Wells Fargo Bank,

National Association, as collateral agent (in such capacity, the “Collateral Agent”), and all such other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, account control agreements, intercreditor agreements, subordination agreements, disbursement agreements, grants or notices of security interest and other grants or transfers for security executed and delivered by the Company and any guarantor of the Discount Notes as the Collateral Agent shall deem necessary for the perfection of the Collateral Agent’s lien on and security interest in the Collateral (as defined in the Security Agreement), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time (together with the Security Agreement, the “Security Documents”).
          (d) Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Discount Notes (the “Registration Rights Agreement”), to be executed on and dated as of the date hereof. Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the “SEC”) (a) a registration statement under the Act relating to Discount Notes (the “Exchange Notes”), which shall be identical to the Discount Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Discount Notes (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchaser (the “Private Exchange Notes”). If the Company fails to satisfy certain obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Discount Notes and to issue Additional Warrants pursuant to Section 4.18 of the Indenture.
          3. PURCHASE, SALE AND DELIVERY.
          (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Units at a purchase price of $711.708 per Unit. Delivery to the Initial Purchaser of, and payment for, the Units shall be made at a Closing (the “Closing”) to be held at 10:00 a.m., New York time, on December 30, 2005 (the “Closing Date”) at the New York offices of Proskauer Rose LLP.
          (b) Additional Warrants. As an inducement to the Initial Purchaser to enter into this Agreement, the Company agrees to issue to the Initial Purchaser on the Closing Date Additional Warrants exercisable for five (5%) percent of the outstanding Common Stock of the Company, calculated on a fully-diluted basis (assuming the exercise of all outstanding securities and rights convertible into or exchangeable or exercisable for Common Stock, including the Initial Warrants and such Additional Warrants).
          (c) The Company shall deliver to the Initial Purchaser one or more certificates in definitive form, registered in such names and denominations as the Initial Purchaser may request, representing (i) the Units and (ii) the Additional Warrants referred to in Section 3(b), against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least one business day prior to the Closing. The certificates shall be made available to the Initial Purchaser for inspection at the New York offices of Proskauer Rose LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Units to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.
          4. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER.
     The Initial Purchaser hereby represents and warrants to the Company that:
          (a) It is a QIB as defined in Rule 144A under the Act, and it will offer the Units for resale only upon the terms and conditions set forth in this Agreement and in the Final Confidential Information Memorandum.
          (b) It is not acquiring the Units with a view to any distribution thereof or with any present intention of offering or selling any of the Units in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.
          (c) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Units by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.
          (d) In connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer and sell the Units only to, (A) Persons reasonably believed by the Initial Purchaser to be QIBs or (B) Persons reasonably believed by the Initial Purchaser to be Institutional Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Act.
          (e) With respect to Units to be sold in reliance on Regulation S, the Initial Purchaser shall comply with the requirements of Regulation S of the Act. Without limiting the foregoing, the offer and sale of such Units shall not be made by means of any directed selling efforts by such Initial Purchaser or any of its representatives.
          (f) The Initial Purchaser will deliver to each Subsequent Purchaser of the Units, in connection with its original distribution of the Units, a copy of the Final Confidential Information Memorandum, as amended and supplemented at the date of such delivery.
          (g) The Initial Purchaser understands that for purposes of the opinions to be delivered to the Initial Purchaser pursuant hereto, counsel to the Company and the Initial Purchaser’s counsel will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consent to such reliance.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
        The Company represents and warrants to the Initial Purchaser that, as of the date hereof and as of the Closing Date:
          (a) Organization and Qualification. The Company (i) has been duly organized, is validly existing and is in good standing under the laws of the state of Delaware, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its assets, each as described in the Final Confidential Information Memorandum, and (iii) is duly qualified and licensed to do business and is in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Transaction Documents (as defined below), (C) the enforceability of the Security Documents or the attachment, perfection or priority of any of the liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the other Transaction Documents or (E) the consummation of any of the transactions contemplated hereby or under any of the other Transaction Documents (the “Transactions”) (each, a “Material Adverse Effect”).
          (b) Capital Stock.
               (i) All of the issued and outstanding shares of capital stock of the Company (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable and (C) were not issued in violation of, and are not subject to, any preemptive or similar rights, or issued in violation of any applicable securities laws.
               (ii) The Warrant Shares, when issued against payment therefor and delivered upon exercise of the Warrant (A) will be duly authorized and validly issued, (B) will be fully paid and nonassessable and (C) will not be issued in violation of, and will not be subject to, any preemptive or similar rights, or issued in violation of any applicable securities laws.
               (iii) The table under the caption “Capitalization” in the Final Confidential Information Memorandum (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company, including (A) the actual cash and cash equivalents and capitalization of the Company and (B) the pro forma cash and cash equivalents and capitalization of the Company, after giving effect to the offer and sale of the Units and the application of the net proceeds therefrom as described in the Final Confidential Information Memorandum under the section entitled “Use of Proceeds.”
               (iv) Except as set forth in such table, immediately following the Closing, the Company will not have any liabilities, absolute, accrued, contingent or otherwise, other than (A) liabilities that are reflected in the Financial Statements (as defined below) or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (v) After giving effect to the Transactions, the authorized capital stock of the Company consists of 228,000,000 shares, each with a par value of $0.001 per share, of which 150,000,000 shares are common stock of which 48,829,035 shares are issued and outstanding, and 78,000,000 are shares of preferred stock (the “Preferred Stock”), designated as follows: (i) 22,000,000 shares of Preferred Stock are designated as Series A Convertible Preferred Stock, of which 17,171,448 shares are issued and outstanding, (ii) 13,000,000 shares of Preferred Stock are designated as Series B Convertible Preferred Stock, of which 12,566,774 shares are issued and outstanding; and (iii) 11,000,000 shares of Preferred Stock are designated as Series C Convertible Preferred Stock, of which 4,183,032 shares are issued and outstanding. The holders of shares of each series of the Preferred Stock shall vote together as a single class on all matters submitted to them for a vote as required by law, but otherwise have no right to vote. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. None of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed on Schedule 3(b)(v)(A), there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company. Except as disclosed on Schedule 3(b)(v)(B), after giving effect to the issuance of the Units and the application of the proceeds therefrom, there will be no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound, other than Permitted Indebtedness (as defined in the Indenture). Other than Permitted Liens (as defined in the Indenture), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company. Except as disclosed on Schedule 3(b)(v)(C), there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed on Schedule 3(b)(v)(D), there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

          (c) Authorization; Enforcement; Validity.
               (i) The Company has the requisite power and authority to (A) enter into and perform its obligations under this Agreement, the Discount Notes, the Exchange Notes, the Private Exchange Notes, the Warrants, the Indenture, the Warrant Agreement, the Registration Rights Agreement, the Security Documents, the Disbursement Agreement (as defined in the Indenture), any Guarantees by future Domestic Restricted Subsidiaries and each of the other agreements entered into by the parties hereto in connection with the Transactions (collectively, the “Transaction Documents”) and (B) consummate each of the Transactions in accordance with the terms hereof and thereof.
               (ii) The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Transactions (including, without limitation, the issuance of the Units, the reservation for issuance of the Warrant Shares issuable upon exercise of the Warrants, and the granting of a security interest in the Collateral) have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required in connection therewith (other than (i) the filing of appropriate UCC financing statements and analogous registrations with the appropriate states, provinces and other authorities pursuant to the Security Documents, (ii) the filing of grant deeds or similar security instruments with the U.S. Copyright Office and the U.S. Patent and Trademark Office, (iii) such filings required under applicable securities or “blue sky” laws of the states of the United States and (iv) the actions contemplated by Section 4.18(c) of the Indenture).
               (iii) This Agreement has been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except insofar as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
               (iv) Each of the other Transaction Documents, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except insofar as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
               (v) The Subordination Agreement, dated as of December 28, 2005 (the “Subordination Agreement”), by and among, the holder of the Company’s outstanding Senior Secured Convertible Notes due 2013 (the “Existing Noteholder”), the Company, Dan H. Felton III, as administrative agent (the “Administrative Agent”), and the Collateral Agent constitutes a legal, valid and binding obligation of the Existing Noteholder and the Administrative Agent, enforceable against the Existing Noteholder and the Administrative Agent in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
          (d) Full Disclosure.
               (i) Neither the Confidential Information Memorandum, the Final Confidential Information Memorandum, nor any amendment or supplement thereto, as of the date thereof and at all times subsequent thereto up to the Closing Date, contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (ii) The projections contained in the Final Confidential Information Memorandum have been prepared by, or have been reviewed and approved by, the management of the Company and are based on the good faith estimates and assumptions of the management of the Company. The Company has no reason to believe that such estimates and assumptions are not reasonable, it being recognized, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ materially from the projected results.
          (e) Issuance of the Units.
               (i) The Discount Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Company, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Discount Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and when delivered to and paid for as provided herein, will have been duly executed, issued and delivered and will be entitled to the benefits of the Indenture and the Security Documents.
               (ii) The Warrants, when issued, will be in the form contemplated by the Warrant Agreement. The Warrants have been duly and validly authorized by the Company.
               (iii) The Company has duly authorized the issuance of the Discount Notes and the Warrants as Units.
          (f) Conduct of Business. The Company is not in violation of its Charter Documents. The Company is not (i) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), applicable to the Company or any of its assets (collectively, “Applicable Law”), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which it is a party or by which it or its assets are bound (collectively, the “Applicable Agreements”), except for such violations, breaches or defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Final Confidential Information Memorandum. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, except for such violations of Applicable Laws that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness.
          (g) Transaction Documents. When executed and delivered, the Transaction Documents will conform in all material respects to the description thereof in the Final Confidential Information Memorandum.
          (h) No Conflicts; Consents.
               (i) Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, or give to others any rights of termination, amendment, acceleration or cancellation of, require the consent of any Person (other than consents already obtained and in full force and effect) under or result in the imposition of any lien (statutory or other), pledge, mortgage, deed of trust, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases) (collectively, “Liens”) on any assets of the Company (other than Liens granted pursuant to or permitted by the Transaction Documents), or result in an acceleration of indebtedness under or pursuant to (A) the certificate of incorporation, bylaws or other organizational documents of the Company (the “Charter Documents”), (B) any Applicable Agreement, except for such violations, breaches or defaults, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) any Applicable Law (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System). After consummation of the Offering and the Transactions, no Default or Event of Default under the Indenture will exist.
               (ii) No consent, approval, authorization or order of any Governmental Authority, or third party is required for the issuance and sale by the Company of the Units to the Initial Purchaser, the issuance of Warrant Shares upon exercise of the Warrants from time to time or the consummation by the Company of the other Transactions, except such as have been obtained and are in full force and effect and such as may be required under state securities or “blue sky” laws in connection with the purchase of the Units by the Initial Purchaser.
          (i) No General Solicitation. Neither the Company nor any of its affiliates or other Person acting on behalf of the Company has offered or sold the Units by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Units sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any Affiliate of the Company and any Person acting on behalf of the

Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this Section 5(i) with respect to the actions of the Initial Purchaser or any of its representatives.
          (j) No Integrated Offering. None of the Company, any of its affiliates or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act. None of the Company, its affiliates or any Person acting on their behalf shall take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.
          (k) Absence of Certain Changes. Since December 31, 2004, no event or circumstance has occurred which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (l) Permits. The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now and as proposed to be conducted as set forth in the Final Confidential Information Memorandum (collectively, the “Permits”), except where the failure to obtain such Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed all of its obligations with respect to such Permits other than those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred that allows, or after the passage of time or otherwise would allow, revocation or termination thereof, or results in any other material impairment of the rights of the holder of any such Permit. The Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Confidential Information Memorandum or except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (m) Foreign Corrupt Practices. Neither the Company, nor any director or officer, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company, has, in the course of its, his or her actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          (n) Transactions With Affiliates. Except as disclosed in (i) Note 3 to the Unaudited Financial Statements of the Company for the Nine Months Ended September 30, 2005 and 2004 and (ii) Note 4 to the Audited Financial Statements of the Company for the Years Ended December 31, 2004 and 2003, there have not been any material transactions or loans

(including guarantees of any kind) between (x) the Company and (y) other Persons that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company.
          (o) Financial Statements.
               (i) The audited and unaudited financial statements and related notes of the Company contained in the Final Confidential Information Memorandum (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”) and, except as disclosed in the Final Confidential Information Memorandum, the requirements of Regulation S-X of the Securities Act. The financial data set forth under “Summary Historical Financial Data” included in the Final Confidential Information Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Final Confidential Information Memorandum are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate.
               (ii) The pro forma financial information and statistical data included in the Final Confidential Information Memorandum have been prepared on a basis consistent with the historical financial information included in the Final Confidential Information Memorandum, and give effect to assumptions made on a reasonable basis to give effect to historical and proposed transactions described in the Final Confidential Information Memorandum.
          (p) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.
          (q) Solvency. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Final Confidential Information Memorandum, the Company (i) will be Solvent, (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Units as contemplated by this Agreement and the Final Confidential Information Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its assets would constitute unreasonably small capital; and (v) the Company is not otherwise insolvent under the standards set forth under applicable laws.
          (r) Absence of Litigation. Except as disclosed in the Final Confidential Information Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (“Proceedings”) pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors in their capacities as such, other than Proceedings which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (s) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged. The Company has not been refused any insurance coverage applied for that is material to the business of the Company, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (t) Employee Relations. (i) The Company is not party to or bound by any collective bargaining agreement with any labor organization; (ii) none of the employees of the Company are represented by a labor union, and, to the knowledge of the Company, no union organizing activities are taking place that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company, or, to the knowledge of the Company, threatened against the Company; (v) there is no worker’s compensation liability, experience or, to the Company’s knowledge, matter that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, there is no threatened or pending liability against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind pending against the Company that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) to the knowledge of the Company, no employee or agent of the Company has committed any act or omission giving rise to liability for any violation identified in subsections (vi) and (vii) above, other than such acts or omissions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.
          (u) ERISA. With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and each other employee benefit plan, program, policy or arrangement (“Benefit Plans”)

maintained, sponsored or contributed to by the Company, the Subsidiaries or any entity that would be deemed a “single employer” with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA (an “ERISA Affiliate”): (i) each Benefit Plan complies in form and has been maintained, operated and administered in accordance with its terms and Applicable Law, including without limitation, ERISA and the Code; (ii) no “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Benefit Plan; (iii) no Benefit Plan is or is expected to be under audit or investigation by the Internal Revenue Service, Department of Labor or any other Governmental Authority; and (iv) all payments required by the Benefit Plan or other agreement, or by Applicable Law have been made or provided for by the Company as applicable, in accordance with the provisions of each of the Benefit Plans, Applicable Law and GAAP. None of the Company, any Subsidiary, any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA.
          (v) Title. The Company does not own any real property. The Company has good title to all personal property owned by it and good and marketable title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, all such property is held free and clear of all Liens (other than Permitted Liens).
          (w) Intellectual Property Rights. The Company owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its business and, as of the Closing Date, all such Intellectual Property is held free and clear of all Liens (other than Permitted Liens). No claims or notices of any potential claim have been asserted by any Person challenging the use of any such Intellectual Property by the Company or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). The use of such Intellectual Property by the Company will not infringe on the intellectual property rights of any other Person in any material respect.
          (x) Security Interest.
(A)	Upon:

(i)	execution and delivery of the Security Documents by the Company and the Collateral Agent (as defined therein) and compliance by the Company with its obligations thereunder; and

(ii)	the filing or recording of the Security Documents or appropriate financing statements with the appropriate filing records, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto, the security interest of the Collateral Agent in the Collateral (as defined in the Security Documents) will be a valid and enforceable perfected security interest, which security interests will be superior to and prior to the rights of all third Persons other than holders of Permitted Liens.
(B)	As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any rights thereunder.
          (y) Environmental Laws. The Company (i) is in compliance with any and all Applicable Laws relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all Permits required under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case, except where such non-compliance with Environmental Laws, failure to receive and comply with required Permits or such liability could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
          (z) Tax Status. All Tax returns required to be filed by the Company have been filed and all such returns are true, complete and correct in all material respects. All Taxes that are due from the Company have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. To the knowledge of the Company after reasonable inquiry, there are no actual or proposed Tax assessments against the Company that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

          (aa) Investment Company. Neither the Company nor any entity which it “controls” (as defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”)) is, and, after giving effect to the offering and sale of the Units and the application of the proceeds therefrom, will be, required to register as an “investment company” under the Investment Company Act. No entity, which is organized under any “State” (as defined in the Investment Company Act) and which is “controlled” (as defined by the Investment Company Act) by the Company, is required to register under the Investment Company Act. To the Company’s knowledge, no entity which “controls” (as defined by the Investment Company Act) the Company is registered, or is required to register under the Investment Company Act.
          (bb) No Registration. Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Units to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Institutional Accredited Investors or non-U.S. persons (as defined under Regulation S of the Act) and (ii) the accuracy of the Initial Purchaser’s representations contained in Section 4 hereof.
          (cc) Resales. The Discount Notes and Units are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Discount Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Discount Notes and Units have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof.
          (dd) No Stabilization Activities. The Company has not and, to its knowledge after reasonable inquiry, no one acting on its behalf (excluding for such purposes, the Initial Purchaser) has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Units, (ii) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of any of the Units or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company during the six-month period ending on the Closing Date in a manner that would violate applicable securities laws.
          (ee) No Broker’s Fees. The Company has not engaged any broker, finder, commission agent or other Person (other than the Initial Purchaser) in connection with the Offering or any of the Transactions, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees payable to the Initial Purchaser).
     6. COVENANTS OF THE COMPANY.
          (a) Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 8 hereof.

          (b) “Blue Sky” Filings. The Company shall timely file such filings as may be required under applicable “blue sky” laws of the states of the United States in connection with the purchase of the Units by the Initial Purchaser and to cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Securities under the securities or “blue sky” laws of such jurisdictions as the Initial Purchaser may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not currently qualified, to take any action that would subject it to general service of process in any jurisdiction where it is not currently so subject, or to subject itself to taxation in any jurisdiction where it is not currently so subject.
          (c) Closing Certificate. At the Closing, the Company shall deliver to Initial Purchaser (i) a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company set forth in Section 5 are true and correct as of the date of this Agreement and as of the Closing Date, that each of the conditions set forth in Section 8 have been satisfied and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date; (ii) a certificate of the secretary or an assistant secretary of the Company certifying as to the certificate of incorporation, bylaws or equivalent organizational documents of the Company as in effect at the Closing, and the Board of Directors’ resolutions for the Company approving the transactions contemplated by this Agreement; and (iii) a certificate of the chief financial officer of the Company in the form attached as Exhibit C hereto.
          (d) Use of Proceeds. The Company shall use the proceeds from the sale of the Units in the manner described in the Final Confidential Information Memorandum under the caption “Use of Proceeds.”
          (e) Financial Information. For so long as any Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchaser and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).
          (f) Fees and Expenses. Whether or not any of the Transactions are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Confidential Information Memorandum and the Confidential Information Memorandum Supplement and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Transaction Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “blue sky” laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification), (E) furnishing such copies of the Confidential Information Memorandum and the Final Confidential Information Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of the obligations of the Company under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses and listing fees in connection with the application for quotation of the Discount Notes on the Private Offerings, Resales and Trading Automated Linkages (“PORTAL”) market, (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Discount Notes by DTC for “book-entry” transfer, (v) all fees charged by rating agencies in connection with the rating of the Discount Notes, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents and disbursement agents, (vii) all costs and expenses in connection with the perfection of the liens granted under the Security Agreement (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (viii) the fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with the Transactions including, without limitation, the fees and disbursements of Proskauer Rose LLP, counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures. Notwithstanding the foregoing, if the sale of the Units provided for herein is not consummated for any reason, the Company’s obligation to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and expenses of Proskauer Rose LLP and the reasonable fees and expenses of any other independent experts retained by the Initial Purchaser with the Company’s consent) incurred by the Initial Purchaser in connection with the Transactions shall not exceed $350,000.
          (g) Reservation of Shares. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, free of pre-emptive rights (except those that have been previously waived), after the Closing Date, a number of shares of Common Stock sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Warrant Shares upon exercise of all of the Warrants (except for the reservation of Warrant Shares issuable upon exercise of the Additional Warrants issuable pursuant to Section 4.18 of the Indenture, as to which Section 4.18(c) of the Indenture shall apply).
          (h) General Solicitation. Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement or in accordance with the Registration Statement, the Company shall not, and shall not authorize or permit any Person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of any of the Securities other than the Final Confidential Information Memorandum and any amendments and supplements to the Final Confidential Information Memorandum prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell any of the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.
          (i) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any Person acting on behalf of the Company or such affiliate shall solicit any offer to buy or offer or sell the Units by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or on the Internet or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
          (j) Restricted Securities. During the two-year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Securities Act, as the same may be in effect from time to time), the Company shall not, and shall not permit any future subsidiaries of either the Company or any other “affiliates” (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any future subsidiaries or any other affiliates (as defined by Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act or valid exemption from the registration requirements thereunder.
          (k) Taxes. The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Units or the sale thereof to the Initial Purchaser.
          (l) Material Non-Public Information. The Company acknowledges, represents, covenants and agrees that:
               (i) there is no non-public information contained in the feasibility report prepared by PB Consult Inc. and Vollmer Associates LLP, dated November 21, 2005 (the “Feasibility Report”), that would be material to a prospective purchaser of the Company’s securities that is not also contained in the Final Confidential Information Memorandum; and
               (ii) at the earlier of the time that the Company, or its successor or assigns, (A) has a registration statement filed under the Securities Act become effective or (B) becomes a reporting company under the Exchange Act, it will disclose to the public all information included in the Feasibility Report and the Final Confidential Information Memorandum (or any information subsequently provided to the Initial Purchaser) that is “material non-public information” (as such phrase is understood for purposes of the antifraud provisions under applicable securities laws).
          (m) Notice. The Company shall (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Final Confidential Information Memorandum untrue or that requires the making of any additions to or changes in the Final Confidential Information Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any state securities or “blue sky” laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
          (n) Additional Final Confidential Information Memoranda.
               (i) The Company shall (i) furnish the Initial Purchaser, without charge, as many copies of the Final Confidential Information Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Final Confidential Information Memorandum that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Final Confidential Information Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).
               (ii) For so long as the Initial Purchaser shall hold any of the Securities, (1) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Final Confidential Information Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Confidential Information Memorandum to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Final Confidential Information Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Confidential Information Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Final Confidential Information Memorandum will comply with Applicable Law and (2) if, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Final Confidential Information Memorandum so that the Final Confidential Information Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Confidential Information Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Confidential Information Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.
          (o) DTC. The Company shall comply with the representation letter of the Company to DTC relating to the approval of the Units by DTC for “book entry” transfer.
          (p) PORTAL. The Company shall use its reasonable best efforts to effect the inclusion of the Units, Discount Notes and Warrants in Private Offerings, Resales and Trading through Automated Linkage Market.

          (q) Amendments to Final Confidential Information Memorandum. The Company shall not amend or supplement the Final Confidential Information Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Units purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.
          (r) Transaction Documents. To do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.
          (s) Reports. For so long as any of the Securities remain outstanding, the Company shall furnish to the Initial Purchaser copies of all reports and other written communications (financial or otherwise) furnished by the Company to the Trustee, the Warrant Agent or to the holders of any of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed, unless such reports, communications or financial statements are filed in electronic format pursuant to Regulation S-T promulgated by the SEC.
          (t) Certain Tax Matters. The Company agrees to provide promptly to each holder of a Unit or Discount Note, upon written request, the amount of original issue discount, the issue price, the issue date, and the yield to maturity with respect to the Discount Notes. Such holder may request such information by writing to IdleAire Technologies Corporation, Attention: Chief Financial Officer, 410 North Cedar Bluff Road, Suite 200, Knoxville, Tennessee 37923.
          (u) Board Designates. The Company agrees that, prior to the earlier of (x) consummation of a bona fide underwritten public offering of its Common Stock resulting in net proceeds to the Company of not less than $100.0 million and (y) the date on which all outstanding Discount Notes are repaid, the Company shall, and shall cause its Board of Directors to, take all actions necessary so that:
               (i) the maximum number of Directors on the Board of Directors shall not exceed eleven (11) Directors;
               (ii) promptly (but in any event within 60 days) after the Closing Date, and at all times thereafter, a majority of the Directors (excluding Directors nominated pursuant to clause (iii) below) shall be independent directors (as determined by the independence requirements under Rule 10A-3(b)(1)(ii) under the Exchange Act); and
               (iii) up to two (2) Directors designated by the Initial Purchaser (which designation may be changed from time to time) shall be elected to, and entitled to serve on, the Board of Directors. Without limiting the foregoing, the Company shall (A) cause such designee to be nominated for election at each election of Directors (whether in Person or by written consent) and (B) use its reasonable best efforts to cause such designees to be so elected; provided, that the Company shall not be required to nominate or cause the election of any designee reasonably determined by a majority of the Board of Directors to have material competing business interests with the Company. Upon any such determination by the Board of

Directors, the Company shall promptly (but in any event, within two Business Days) notify the Initial Purchaser of such determination and allow the Initial Purchaser to designate a replacement nominee therefor.
The Initial Purchaser shall have the right, from time to time and in its sole discretion, to designate either of such designees to act instead as a non-voting observer, having the right to attend all meetings of the Board of Directors, and all committees thereof (and to receive all communications sent to Directors). The Initial Purchaser shall also have the right, from time to time in its sole discretion, to re-designate any such non-voting observer to be a voting member of the Board of Directors.
     7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
     The obligation of the Company hereunder to issue and sell the Units to the Initial Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Initial Purchaser with prior written notice thereof:
          (a) The Initial Purchaser shall have executed each of the Transaction Documents to which it is a party, in a form reasonably satisfactory to the Company, and delivered the same to the Company;
          (b) The Initial Purchaser shall have delivered to the Company the Purchase Price for the Units to be purchased by it at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company;
          (c) All the representations and warranties of the Initial Purchaser contained in this Agreement shall be true and correct as of the date hereof and at the Closing Date; and
          (d) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the other Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Initial Purchaser after reasonable inquiry, be pending or contemplated as of the Closing Date.
8.	CONDITIONS TO THE INITIAL PURCHASER’S OBLIGATION TO PURCHASE.
     The obligation of the Initial Purchaser hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for the Initial Purchaser’s sole benefit and may be waived by the Initial Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

          (a) All the representations and warranties of the Company contained in this Agreement and in each of the Transaction Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and each other party to the Transaction Documents (other than the Initial Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Transaction Documents;
          (b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the other Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after reasonable inquiry, be pending or contemplated as of the Closing Date;
          (c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the Transactions. No Proceeding shall be pending or, to the knowledge of the Company after reasonable inquiry, threatened other than Proceedings that (A) if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Units, and (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (d) Subsequent to the respective dates as of which data and information is given in the Final Confidential Information Memorandum, no event or circumstance shall have occurred which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (e) The Units, Discount Notes and Warrants shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in The PORTAL Market.
          (f) The Initial Purchaser shall have received on the Closing Date:
               (i) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that
               (A) the representations and warranties set forth in Section 5 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date (except for representations and warranties that speak of a specific date),
               (B) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date,

               (C) at the Closing Date, since the date hereof and since the date of the most recent audited Financial Statements in the Final Confidential Information Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,
               (D) since the date of the most recent audited Financial Statements in the Final Confidential Information Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Confidential Information Memorandum, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company, and there has not been any change in the capital stock or long-term indebtedness of the Company, and
               (E) the sale of the Units has not been enjoined (temporarily or permanently);
               (ii) a certificate, dated the Closing Date, executed by the Secretary of the Company, certifying as to the Charter Documents and certain actions relating to the Offering and the Transactions;
               (iii) the opinion of Holland & Knight LLP, counsel to the Company, dated the Closing Date, in the form of Exhibit A attached hereto;
               (iv) the opinion of James H. Price, Esq., General Counsel of the Company, dated the Closing Date, in the form of Exhibit B attached hereto;
               (v) the opinion of Proskauer Rose LLP, counsel to the Initial Purchaser, dated the Closing Date, in a form reasonably satisfactory to the Initial Purchaser;
               (vi) a certificate, dated the Closing Date, executed by the Chief Financial Officer of the Company, in the form of Exhibit C attached hereto.
          (g) Each of the Transaction Documents shall have been executed and delivered by each of the parties thereto, and the Initial Purchaser shall have received a fully executed original of each Transaction Document;
          (h) The terms of each Transaction Document shall conform in all material respects to the description thereof in the Final Confidential Information Memorandum;
          (i) The Collateral Agent shall have received (with a copy for the Initial Purchaser) on the Closing Date:
               (i) appropriately completed copies of a Uniform Commercial Code financing statements naming the Company as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Agreement;
               (ii) appropriately completed copies of Uniform Commercial Code Form UCC3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any collateral described in any Security Agreement previously granted by any Person;
               (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Security Document, other than financing statements that evidence Permitted Liens);
               (iv) an executed notice filing in respect of the Company’s Intellectual Property, in a form suitable for filing with the U.S. Patent and Trademark Office;
               (v) such other approvals, opinions, or documents as the Initial Purchaser or the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Initial Purchaser or the Collateral Agent, as the case may be; and
               (vi) the Initial Purchaser and its agents shall be satisfied that (i) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement) in the collateral described in the Security Documents is of the priority described in the Security Documents and the Final Confidential Information Memorandum; and (ii) no Lien exists on any of the Collateral described in the Security Documents other than the Liens created in favor of the Collateral Agent, for the benefit of the secured parties thereunder, pursuant to the Security Agreement, in each case subject to the Permitted Liens;
          (j) The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering and the Transactions;
          (k) All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC3 termination statements required pursuant to clause (h)(i) and (ii) above (collectively, the “Financing Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Collateral Agent and its agents (i) the Filing Agent’s receipt of all Financing Statements, (ii) that the Financing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Collateral Agent of the results of such submissions within 30 days following the Closing Date;

          (l) The Collateral Agent shall have received substantially contemporaneously with the Closing a copy of the receipt of a payoff letter from each of the institutions listed on Schedule 6(k) attached hereto; and
          (m) The Company shall have caused its certificate of incorporation to be amended and shall have taken all such additional action as is necessary to ensure that, as of the Closing Date, it has reserved and kept available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or the authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all Warrants (then outstanding or issuable), including Warrants issuable under Section 4.18 of the Indenture and Section 3(b) hereof.
     9. TERMINATION.
     The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:
          (a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser’s sole judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Confidential Information Memorandum, or (ii) materially impair the investment quality of any of the Units;
          (b) the failure of the Company to satisfy the conditions contained in Section 8 hereof on or prior to the Closing Date;
          (c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Confidential Information Memorandum or to enforce contracts for the sale of any of the Units;
          (d) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;
          (e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that, in the Initial Purchaser’s counsel’s sole opinion, materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company, taken as a whole; or
          (f) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that, in the Initial Purchaser’s opinion is reasonably to have a material adverse effect on the financial markets in the United States or elsewhere.
     10. MISCELLANEOUS.
          (a) Governing Law; Jurisdiction; Jury Trial.
               (i) The validity and interpretation of this agreement, and the terms and conditions set forth herein shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein, without regard to principles of conflicts of law.
               (ii) Each party hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions; and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the parties hereto and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.
          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile.
          (c) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among the Initial Purchaser, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein (other than the Engagement Letter, dated September 29, 2005), and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Initial Purchaser; provided, that following the Closing, the provisions of this Agreement may be amended or waived by an instrument in writing signed by the Company and the Initial Purchaser of a majority of the Units.
          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

IdleAire Technologies Corporation
410 North Cedar Bluff Road
Suite 200
Knoxville, Tennessee 37923
Telephone: (865) 342-3640
Facsimile: (865) 342-3650
Attention: James H. Price, Esq.

Copy to:

Holland & Knight LLP
2099 Pennsylvania Avenue N.W.
Suite 100
Washington, D.C. 20006
Telephone: (703) 720-8024
Facsimile: (703) 720-8610
Attention: Michael M. Mannix, Esq.

If to the Initial Purchaser:

Jefferies & Company, Inc.
520 Madison Avenue, 8th Floor
New York, New York 10022-4213
Telephone: (212) 284-2266
Facsimile: (212) 284-2280
Attention: Lloyd H. Feller, Esq.

Copy to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200

Los Angeles, California 90067
Telephone: (310) 284-4550
Facsimile: (310) 557-2193
Attention: Michael A. Woronoff, Esq.
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party hereto.
          (h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except by any Indemnified Party pursuant to Section 10(k).
          (i) Survival. Unless this Agreement is terminated in accordance with Section 9, the representations and warranties of the Company and the Initial Purchaser contained in Sections 4 and 5 and the agreements and covenants set forth in Section 6 hereof shall survive the Closing.
          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

          (k) Indemnification.
               (i) The Company shall indemnify and hold harmless the Initial Purchaser, each Person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the directors, officers, employees, agents and representatives of each of them (the “Indemnified Parties”) from and against all losses, claims, damages and liabilities of any kind to which any of them may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) (collectively “Losses”) directly or indirectly arise out of or are based upon:
               (A) any untrue statement or alleged untrue statement of any material fact contained in the Confidential Information Memorandum or the Confidential Information Memorandum Supplement or any amendment or supplement thereto;
               (B) the omission or alleged omission to state, in the Confidential Information Memorandum or the Confidential Information Memorandum Supplement or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or
               (C) any breach by the Company of its representations, warranties and agreements set forth herein;
and, shall reimburse, as incurred, each Indemnified Party for all legal and other expenses incurred in connection with investigating, defending against or appearing as a third-party witness in connection with any such Loss. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the Indemnified Parties. The Company shall not be liable under this Section 10(k) for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.
               (ii) As promptly as reasonably practicable after receipt by an Indemnified Party under this Section 10(k) of notice of the commencement of any action for which such Indemnified Party is entitled to indemnification under this Section 10(k), such Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section 10(k), notify the Company of the commencement thereof in writing; but the omission to so notify the Company (A) will not relieve the Company from any liability under clause (i) above unless and only to the extent it is materially prejudiced as a result thereof and (B) will not, in any event, relieve the Company from any obligations to any Indemnified Party other than the indemnification obligation provided in clause (i) above. In case any such action is brought against any Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may elect, by written notice delivered to such Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, that if (x) the use of counsel chosen by the Company to represent the Indemnified Party would present such counsel with a conflict of interest, (y) the defendants in any such action include both the Indemnified Party and the Company, and the Indemnified Party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Company, or (z) the Company shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after receipt by the Company of notice of the institution of such action, then, in each such case, the Company shall not have the right to direct the defense of such action on behalf of such Indemnified Party or parties and such Indemnified Party or parties shall have the right to select separate counsel to defend such action on behalf of such Indemnified Party or parties at the expense of the Company. After notice from the Company to such Indemnified Party of its election so to assume the defense thereof and approval by such Indemnified Party of counsel appointed to defend such action, the Company will not be liable to such Indemnified Party under this Section 10(k) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (A) the Indemnified Party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the Company shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser representing the Indemnified Parties who are parties to such action or actions) or (B) the Company has authorized in writing the employment of counsel for the Indemnified Party at the expense of the Company. After such notice from the Company to such Indemnified Party, the Company will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the prior written consent of the Company (which consent shall not be unreasonably withheld), unless such Indemnified Party waived in writing its rights under this Section 10(k), in which case the Indemnified Party may effect such a settlement without such consent.
               (iii) The Company shall not be liable under this Section 10(k) for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there is a final judgment for the plaintiff with respect to any such claim or action, the Company agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party, or indemnity could have been sought hereunder by the Indemnified Party, unless such settlement (A) includes an unconditional written release of the Indemnified Party, in form and substance satisfactory to the Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Indemnified Party.
               (iv) In circumstances in which the indemnity agreement provided for in the preceding clauses of this Section 10(k) is unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), the Company, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (A) the relative benefits received by the Company or parties, on the one hand, and the Indemnified Party, on the other hand, from the Offering or (B) if the allocation provided by the foregoing clause (A) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company or parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.
               (v) The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding clause (iv) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding clause (iv). Notwithstanding any other provision of this Section 10(k), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
               (vi) The indemnification provided for in this Section 10(k) shall not be available to any Indemnified Party to the extent arising solely from such Indemnified Party’s gross negligence or willful misconduct.
          (l) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction shall be applied against any party.
          (m) No fiduciary duty. The Company hereby acknowledges and agrees that (i) the Initial Purchaser is acting solely in connection with the purchase and sale of the Units, (ii) the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and (iii) in no event do the parties intend that the Initial Purchaser, any of its affiliates, or any of their respective agents or representatives act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other Person in connection with any activity that the Initial Purchaser may undertake or has undertaken directly or indirectly in connection with any of the Transactions, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the Transactions or any matters leading up to such Transactions, and the Company hereby confirm its understanding and agreement to that effect. The Company and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such Transactions, and that any opinions or views expressed by or on behalf of the Initial Purchaser, any of its affiliates, or any of their respective agents or representatives to the Company or any other Person regarding such Transactions, including but not limited to any opinions or views with respect to the price or market for the Units, do not constitute advice or recommendations to the Company or any other Person. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchaser, any of its affiliates, or any of their respective agents or representatives with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the Transactions or any matters leading up to such Transactions.
          (n) Currency. All dollar amounts referred to in this Agreement are in United States dollars.
[The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the Initial Purchaser and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first above written.

IDLEAIRE TECHNOLOGIES CORPORATION

By:	/s/ Michael C. Crabtree

Name: Michael C. Crabtree
Title: President and Chief Executive Officer

Accepted and Agreed as of
the date first above written:
JEFFERIES & COMPANY, INC.
   as Initial Purchaser

By:	/s/ David Losito

Name: David Losito
Title: Managing Director